As filed with the Securities and Exchange Commission on February 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tempus AI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	47-4903308
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 510 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Tempus AI, Inc. 2024 Equity Incentive Plan

(Full titles of the plans)

Eric Lefkofsky

Chief Executive Officer, Founder and Chairman

Tempus AI, Inc.

600 West Chicago Avenue, Suite 510

Chicago, Illinois 60654

(800) 976-5448 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christina T. Roupas

Courtney M.W. Tygesson

Cooley LLP

110 North Wacker Drive

Suite 4200

Chicago, IL 60606

Tel: (312) 881-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Tempus AI, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 5,993,794 additional shares of its Class A common stock, $0.0001 par value per share (“Class A Common Stock”), under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to the provisions of the 2024 Plan providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2024 Plan on January 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its Class A Common Stock for issuance under the 2024 Plan on Registration Statements on Form S-8 filed with the Commission on June  17, 2024 (File No. 333-280270) and February  24, 2025 (File No. 333-285174), each as amended by the Post-Effective Amendment to Form S-8 filed on August  8, 2025 (File Nos. 333-280270 and 333-285174) (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026; and

(b) The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on June 11, 2024 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the Commission on August 8, 2025.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42130), filed with the Commission on November 4, 2025).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42130), filed with the Commission on August 8, 2025).

4.3	Form of Class A Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42130), filed with the Commission on August 8, 2025).

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	The Registrant’s 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-279558), filed with the Commission on June 5, 2024).

99.2	Forms of Restricted Stock Unit Grant Notice and Award Agreement under the Registrant’s 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-279558), filed with the Commission on May 20, 2024).

99.3	Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the Registrant’s 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-279558), filed with the Commission on May 20, 2024).

99.4	Forms of Restricted Stock Award Grant Notice and Award Agreement under the Registrant’s 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42130), filed with the Commission on May 6, 2025).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 24, 2026.

TEMPUS AI, INC.

By:	/s/ Eric Lefkofsky
Eric Lefkofsky
Chief Executive Officer, Founder and Chairman

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Lefkofsky, James Rogers and Andrew Polovin, and each of them, as his or her true and lawful attorney-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Lefkofsky Eric Lefkofsky	Chief Executive Officer, Founder and Chairman (Principal Executive Officer)	February 24, 2026

/s/ James Rogers James Rogers	Chief Financial Officer (Principal Financial Officer)	February 24, 2026

/s/ Ryan Bartolucci Ryan Bartolucci	Chief Accounting Officer (Principal Accounting Officer)	February 24, 2026

/s/ Peter J. Barris Peter J. Barris	Director	February 24, 2026

/s/ Eric D. Belcher Eric D. Belcher	Director	February 24, 2026

/s/ Jennifer A. Doudna, Ph.D. Jennifer A. Doudna, Ph.D.	Director	February 24, 2026

/s/ David R. Epstein David R. Epstein	Director	February 24, 2026

/s/ Wayne A.I. Frederick, M.D.	Director	February 24, 2026
Wayne A.I. Frederick, M.D.

/s/ Scott Gottlieb, M.D.	Director	February 24, 2026
Scott Gottlieb, M.D.

Signature	Title	Date

/s/ Theodore J. Leonsis	Director	February 24, 2026
Theodore J. Leonsis

/s/ Nadja West	Director	February 24, 2026
Nadja West, M.D.